                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made this 15' day of September, 1998, between JANUS ASPEN SERIES, an open-end management investment company organized as. a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, a life insurance company organized under the laws of the State of Indiana (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:

         WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the " 1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the " 1933 Act"); and

         WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

         WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

         WHEREAS, the Company has registered or will register (unless registration is not required pursuant to Section 3(v)(ii) of the 1940'Act) each Account as a unit investment trust under the 1940 Act; and

          WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

          NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I
                              SALE OF TRUST SHARES

          1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prosp~ctus of the Trust.

 Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

          1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus. of the Trust. The Trust 'shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

          1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. The Trust will confirm receipt of each trade in a manner mutually agreeable to the Trust and the Company. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

          1.4 Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for no later than 2:00 p.m. New York time on the same Business Day that the Trust receives notice of the order. The Trust shall use its best efforts to pay for redemption orders that are transmitted to the Company in accordance with Section 1.2 no later than 2:30
 p.m. New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

          1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount. of each Account.

          1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio.. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

          1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

          1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting (unless exempt therefrom) and conflicts of interest corresponding to those contained in
 Section 2.8 and Article IV of this Agreement.

                                   ARTICLE II
                           OBLIGATIONS OF THE PARTIES

          2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and Ming of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         2.2 At the option of the Company., the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall be responsible for its pro-rated share of the printing costs. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

         2.3 The Company shall bear the costs (unless Janus Capital Corporation or the Trust, pursuant to the terms of the letter to Company dated September 15, 1998, is required to bear the costs) of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

         2.4 The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Such consent will not be unreasonably withheld and if no written objection is received within 10 business days of receipt, approval will be deemed given. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

         2.5 (a) The Company shall furnish or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named within 20 days of the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

         (b) The Trust shall furnish, or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the

 Company is named within 20 days of the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

          2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. Such consent will not be unreasonably withheld and if no written objection is received within 10 business days of receipt, approval will be deemed given.

         2.7 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

         2.8 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

         2.9 The Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 The Company represents and warrants that it is an insurance company duly organized and validly existing under the laws of the State of Indiana and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

          3.2 The Company represents and warrants that each Account (1) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon the exclusion from registration under Section 3(c)(ii) of the 1940 Act.

          3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

          3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

          3.5 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

          3.6 The Trust represents and warrants that the investments of each Portfolio will comply with Subchapter M and the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder. In the event of a breach of this Section 3.6 by the Trust, it will a) immediately notify the Company of the breach and b) take the necessary steps to adequately diversify each Portfolio so as to achieve compliance within the grace period offered by Regulation 1.817-5.

                                   ARTICLE IV
                               POTENTIAL CONFLICTS

         4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

         4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

         4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          4.4 If a material irreconcilable conflict arises because of a decision by the Company To disregard Contract owner voting instruct9ions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders- by the Company for the purchase and redemption of shares of the Trust.

         4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

         4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

         4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and. conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of
 Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

             (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon-and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

             (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

             (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

             (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement, or

             (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

             (f) arise out of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
         Section 817(h) of the. Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the code.

          5.2 INDEMNIFICATION BY THE TRUST. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the. Company within the meaning of
 Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including. the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

             (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use -in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

             (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale -or acquisition of the Contracts or Trust shares; or

             (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary' to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

             (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

             (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

          5.3 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations "or duties under this Agreement.

          5.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5. 1 and 5.2.

          5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the parry named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI

                                   TERMINATION

          6.1 This Agreement may be terminated:

              (a) by either party for any reason, by ninety (90) days advance written notice delivered to the other party; or

             (b) at the option of the Company if shares of the Fund are not available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be famished by the Company. Termination shall be effective ten days after the giving of notice by the Company; or

             (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the, Contracts, the operation of each Account, the administration of the Contracts or the purchase of Fund shares, or an expected ruling, judgment or outcome which would, -in the Fund's reasonable judgment, materially impair the Company's ability to perform the Company's obligations and duties hereunder;, or

             (d) at the option of the Company upon institution of formal proceedings against the Fund, the Fund's distributor, the Fund's investment manager or any subinvestment manager, by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body regarding the duties of the Fund or its distributor under this Agreement, or an expected or anticipated ruling, judgment or outcome which- would, in the Company's reasonable judgment, materially impair the Fund's or the distributor's ability to perform Fund's or distributor's obligations and duties hereunder; or

             (e) at the option of the Company. upon institution of formal proceedings against the Fund's investment manager or sub-investment manager by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body which would, in the good faith opinion of the Company, result in material harm to the Accounts, the Company, or Contractowners; or

             (f) upon requisite vote of the Contract owners having an interest in the affected Portfolios (unless otherwise required by applicable law) and written approval of the Company, to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Contracts; or

             (g) at the option of the Fund in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law; or

             (h) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) any contract owners or (ii) the interests of the Participating Insurance Companies investing in the Fund; or

             (i) at the. option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, on under any successor or similar provision, or if the Company reasonably believes, based on an opinion of its counsel, that the Fund may fail to so qualify; or

             (j) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder; or

             (k) at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

             (1) at the option of either the Fund or the Distributor if the Fund or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition; or (2) the Company shall have been the subject of material adverse publicity which is Rely to have a material adverse impact upon the business and operations of either the Fund or its distributor; or

             (m) at the option of the Company, if the Company shall determine, in its sole judgment exercised in good faith, that either:
         (1) the Fund and its distributor, or either of them, shall have suffered a material adverse change in their respective businesses or financial condition; or (2) the Fund or its distributor, or both of them, shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

             (n) upon the assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Accounts to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto or unless this Agreement is assigned to an affiliate of the Fund's distributor.

         6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, [provided that the Company continues to pay the costs set forth in Section 2.3].

          6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                   ARTICLE V11
                                     NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust:

                           Janus Aspen Series
                           100 Fillmore Street
                           Denver, Colorado 80206
                           Attention: General Counsel

                  If to the Company:

                           Lincoln National Life Insurance Co.
                           1300 S. Clinton Street
                           Fort Wayne, IN 46802
                           Attention: Kelly D. Clevenger

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

         8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

         8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Cornmission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9 Neither this Agreement nor. any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                     JANUS ASPEN SERIES

                                     By: /s/ Bonnie Howe
                                     Name: Bonnie Howe
                                     Title: Assistant Vice President


                                     THE LINCOLN NATIONAL LIFE
                                     INSURANCE COMPANY


                                     By: /s/ Kelly D. Clevenger
                                     Name: Kelly D. Clevenger
                                     Title: Vice President

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


         This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of May 1, 2000.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By: /s/ Steven M. Kluever
   ----------------------------

Name:  Steven M. Kluever
Title:    Second Vice President


JANUS ASPEN SERIES


By: /s/ Bonnie M. Howe
   ----------------------------

Name:  Bonnie M. Howe
Title:   Assistant Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and the             Contracts Funded
Date Established by Board of Directors       By Separate Account
--------------------------------------       -------------------

Lincoln National Variable                    Multi Fund Individual
Annuity Account C                            Variable Annuity and e Annuity
(Established June 3, 1981)

Lincoln National Variable                    GVA I, II, III
Annuity Account L                            (non-New York)

Lincoln Life Variable                                 Multi Fund Group
Annuity Account Q                            Variable Annuity
                                             (non-New York)

Lincoln National Life Insurance              Director Group
Company Separate Account 34                  Variable Annuity

Lincoln Life Flexible Premium Variable       Lincoln VUL
Life Account M                               Lincoln VUL-DB-

Lincoln Life Flexible Premium Variable       Lincoln SVUL
Life Separate Account R                      Lincoln SVUL II

Lincoln Life Flexible Premium Variable       Lincoln CVUL
Life Account S                               Lincoln CVUL Series III

Lincoln National Variable Annuity            Multi Fund Individual
Account 53                                   Variable Annuity (non-registered)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


     This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of July 15, 2001.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By: /s/ Steven M. Kluever
   --------------------------------
Name:   Steven M. Kluever
Title:  Second Vice President

JANUS ASPEN SERIES


By: /s/ Bonnie M. Howe
   --------------------------------
Name:   Bonnie M. Howe
Title:  Vice President

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND THE
DATE ESTABLISHED BY BOARD OF DIRECTORS      CONTRACTS FUNDED BY SEPARATE ACCOUNT
--------------------------------------      ------------------------------------
Lincoln National Variable                   Multi Fund Individual
Annuity Account C                           Variable Annuity and e Annuity
(Established June 3, 1981)

Lincoln National Variable                   GVA I, II, III
Annuity Account L                           (non-New York)

Lincoln Life Variable                       Multi Fund Group
Annuity Account Q                           Variable Annuity
                                            (non-New York)

Lincoln National Life Insurance             Director Group Variable Annuity
Company Separate Account 34

Lincoln National Life Insurance             (Service Shares only)
Company Separate Account 64

Lincoln National Life Insurance             (Service Shares only)
Company Separate Account 70

Lincoln Life Flexible Premium               Lincoln VUL
Variable Life Account M                     Lincoln VUL(DB)
                                            Lincoln VUL(CV) (Service Shares only)
                                            Lincoln VUL(CV2) (Service Shares only)
                                            Money Guard (Service Shares only)

Lincoln Life Flexible Premium               Lincoln SVUL
Variable Life Separate Account R            Lincoln SVUL II

Lincoln Life Flexible Premium               Lincoln CVUL
Variable Life Account S                     Lincoln CVUL Series III

Lincoln National Variable Annuity           Multi Fund Individual
Account 53                                  Variable Annuity (non-registered)

Lincoln Life Variable Annuity               Lincoln ChoicePlus II (Service Shares only)
Account N                                   Lincoln ChoicePlus II Access (Service Shares only)
                                            Lincoln ChoicePlus II Bonus (Service Shares only)
                                            Lincoln ChoicePlus II Advance (Service Shares only)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


     This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of __________, 2002.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:


     1. Article I Sale of Trust Shares is amended by adding the following language to the end of Section 1.7:

     If the Trust provides the Company with materially incorrect share net asset value, dividend or capital gain information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share or correct dividends and capital gains received. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.


     1.   Article VII Notices shall be replaced as follows:

          If to the Company:

               THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
               1300 S. Clinton Street
               Fort Wayne, IN 46802
               Attn: Steven M. Kluever

     2. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     4. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.




THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By:
   -------------------------------
Name:  Steven M. Kluever
Title: Second Vice President


JANUS ASPEN SERIES


By:
   -------------------------------
Name:  Bonnie M. Howe
Title: Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND THE
DATE ESTABLISHED BY BOARD OF DIRECTORS      CONTRACTS FUNDED BY SEPARATE ACCOUNT
--------------------------------------      ------------------------------------
Lincoln National Variable                   Multi-Fund(R) Individual Variable Annuity
Annuity Account C                           eAnnuity Variable Annuity
(Established June 3, 1981)                  Multi-Fund(R) 5 Individual Variable Annuity

Lincoln National Variable                   Group Variable Annuity I, II, & III
Annuity Account L
(Established April 19, 1996)

Lincoln Life Variable Annuity Account Q     Multi-Fund(R)Group Variable Annuity
(Established November 3, 1997)

Lincoln National Life Insurance             Director Group Variable Annuity
Company Separate Account 34                 (Institutional Shares only)
(Established August 27, 1999)

Lincoln National Life Insurance             Director Group Variable Annuity (Service Shares only)
Company Separate Account 64
(Established August 20, 2001)

Lincoln National Life Insurance             Director Group Variable Annuity (Service Shares only)
Company Separate Account 70
(Established August 20, 2001)

Lincoln Life Flexible Premium               Lincoln VUL
Variable Life Separate Account M            Lincoln VUL(DB)
(Established December 2, 1997)              Lincoln VUL(DB) II
                                            Lincoln VUL(CV)
                                            Lincoln VUL(CV)-II
                                            Lincoln VUL(CV)-III
                                            MoneyGuard(R) VUL (Service Shares only)

Lincoln Life Flexible Premium               Lincoln SVUL
Variable Life Separate Account R            Lincoln SVUL II
(Established December 2, 1997)              Lincoln SVUL III

Lincoln Life Flexible Premium               Lincoln CVUL
Variable Life Separate Account S            Lincoln CVUL Series III (Service Shares only)

Lincoln Life Variable Annuity               Lincoln ChoicePlus II (Service Shares only)
Account N                                   Lincoln ChoicePlus II Access (Service Shares only)
(Established November 3, 1997)              Lincoln ChoicePlus II Bonus (Service Shares only)
                                            Lincoln ChoicePlus II Advance (Service Shares only)

                                     FORM OF

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


     This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of May 1, 2003.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:
   ------------------------------
Name:  Rise C. M. Taylor
Title: Vice President


JANUS ASPEN SERIES

By:
   --------------------------------

Name:
Title:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND THE
DATE ESTABLISHED BY BOARD OF DIRECTORS               CONTRACTS FUNDED BY SEPARATE ACCOUNT
--------------------------------------               ------------------------------------
Lincoln National Variable                            Multi-Fund(R) Individual Variable Annuity (Institutional)
Annuity Account C                                    eAnnuity Variable Annuity (Institutional)
(Established June 3, 1981)                           Multi-Fund(R) 5 Individual Variable Annuity (Institutional)

Lincoln National Variable                            Group Variable Annuity I, II, & III
Annuity Account L                                    (Institutional Shares only)
(Established April 19, 1996)

Lincoln Life Variable Annuity Account Q              Multi-Fund(R) Group Variable Annuity
(Established November 3, 1997)                       (Institutional Shares only)

Lincoln National Life Insurance                      Director Group Variable Annuity
Company Separate Account 34                          (Institutional Shares only)
(Established August 27, 1999)

Lincoln National Life Insurance                      Director Group Variable Annuity
Company Separate Account 64                          (Service Shares only)
(Established August 20, 2001)

Lincoln National Life Insurance                      Director Group Variable Annuity
Company Separate Account 70                          (Service Shares only)
(Established August 20, 2001)

Lincoln Life Flexible Premium                        Lincoln VUL(DB) (both Shares)
Variable Life Separate Account M                     Lincoln Elite VUL(DB) (Service Shares only)
(Established December 2, 1997)                       Lincoln VUL(DB)-II (Service Shares only)
                                                     Lincoln VUL(CV) (both Shares)
                                                     Lincoln VUL(CV) -II (both Shares)
                                                     Lincoln Elite VUL(CV) -II (Service Shares only)
                                                     Lincoln VUL(CV) -III (Service Shares only)
                                                     Money Guard(R) VUL (Service Shares only)

Lincoln Life Flexible Premium                        Lincoln SVUL (both Shares)
Variable Life Separate Account R                     Lincoln Elite SVUL (Service Shares only)
(Established December 2, 1997)                       Lincoln SVUL II (both Shares)
                                                     Lincoln Elite SVUL II (Service Shares only)
                                                     Lincoln SVUL III (Service Shares only)

Lincoln Life Flexible Premium                        Lincoln CVUL (both share classes)
Variable Life Separate Account S                     Lincoln CVUL Series III (both share classes)
                                                     Lincoln Elite CVUL Series III (Service Shares only)
                                                     Lincoln Corporate Variable 4 (Service Shares only)

Lincoln Life Variable Annuity                        Lincoln ChoicePlus II (Service Shares only)
Account N                                            Lincoln ChoicePlus II Access (Service Shares only)
(Established November 3, 1997)                       Lincoln ChoicePlus II Bonus (Service Shares only)
                                                     Lincoln ChoicePlus II Advance (Service Shares only)
                                                     Lincoln ChoicePlus (Service Shares only)
                                                     Lincoln ChoicePlus Assurance (B Share) (Service Shares only)
                                                     Lincoln ChoicePlus Assurance (C Share) (Service Shares only)
                                                     Lincoln ChoicePlus Assurance (L Share) (Service Shares only)
                                                     Lincoln ChoicePlus Assurance (Bonus) (Service Shares only)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of May 1, 2004.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:    /s/ Risee C. M. Taylor
   --------------------------

Name:  Rise C. M. Taylor
Title: Vice President


JANUS ASPEN SERIES

By:    /s/ Bonnie Howe
   -------------------

Name:  Bonnie M. Howe
Title: Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND THE
DATE ESTABLISHED BY BOARD OF DIRECTORS      CONTRACTS FUNDED BY SEPARATE ACCOUNT
---------------------------------------    -------------------------------------------------------------
Lincoln National Variable                   Multi-Fund(R) Individual Variable Annuity (Institutional)
Annuity Account C                           eAnnuity Variable Annuity (Institutional)
(Established June 3, 1981)                  Multi-Fund(R) 5 Individual Variable Annuity (Institutional)

Lincoln National Variable                   Group Variable Annuity I, II, & III
Annuity Account L                           (Institutional Shares only)
(Established April 19, 1996)

Lincoln Life Variable Annuity Account Q     Multi-Fund(R) Group Variable Annuity
(Established November 3, 1997)              (Institutional Shares only)

Lincoln National Life Insurance             Director Group Variable Annuity
Company Separate Account 34                 (Institutional Shares only)
(Established August 27, 1999)

Lincoln National Life Insurance             Director Group Variable Annuity
Company Separate Account 64                 (Service Shares only)
(Established August 20, 2001)

Lincoln National Life Insurance             Director Group Variable Annuity
Company Separate Account 70                 (Service Shares only)
(Established August 20, 2001)

Lincoln Life Flexible Premium               Lincoln VUL(DB) (both Shares)
Variable Life Separate Account M            Lincoln Elite VUL(DB) (Service Shares only)
(Established December 2, 1997)              Lincoln VUL(DB) II (Service Shares only)
                                            Lincoln VUL(DB) IV (Service Shares only)
                                            Lincoln VUL(CV) (both Shares)
                                            Lincoln VUL(CV) II (both Shares)
                                            Lincoln Elite VUL(CV) II (Service Shares only)
                                            Lincoln VUL(CV) III (Service Shares only)
                                            Lincoln VUL(CV) IV (Service Shares only)
                                            Money Guard(R) VUL (Service Shares only)
                                            Lincoln VUL(ONE) (Service Shares only)
                                            Lincoln Momentum VUL(ONE) (Service Shares only)

Lincoln Life Flexible Premium               Lincoln SVUL (both Shares)
Variable Life Separate Account R            Lincoln Elite SVUL (Service Shares only)
(Established December 2, 1997)              Lincoln SVUL II (both Shares)
                                            Lincoln Elite SVUL II (Service Shares only)
                                            Lincoln SVUL III (Service Shares only)
                                            Lincoln SVUL IV (Service Shares only)

Lincoln Life Flexible Premium               Lincoln CVUL (both share classes)
Variable Life Separate Account S            Lincoln CVUL Series III (both share classes)
                                            Lincoln Elite CVUL Series III (Service Shares only)
                                            Lincoln Corporate Variable 4 (Service Shares only)


Lincoln Life Variable Annuity               Lincoln ChoicePlus II (Service Shares only)
Account N                                   Lincoln ChoicePlus II Access (Service Shares only)
(Established November 3, 1997)              Lincoln ChoicePlus II Bonus (Service Shares only)
                                            Lincoln ChoicePlus II Advance (Service Shares only)
                                            Lincoln ChoicePlus (Service Shares only)
                                            Lincoln ChoicePlus Assurance (B Share) (Service Shares only)
                                            Lincoln ChoicePlus Assurance (C Share) (Service Shares only)
                                            Lincoln ChoicePlus Assurance (L Share) (Service Shares only)
                                            Lincoln ChoicePlus Assurance (Bonus) (Service Shares only)
                                            Lincoln ChoicePlus Momentum Income Option
                                                           (Service Shares only)